UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 10, 2013

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State of Incorporation)

000-53390	20-2543857
(Commission File Number)	(I.R.S. Employer Identification Number)

294 Grove Lane East, Wayzata, Minnesota 55391

(Address of Principal Executive Offices)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The descriptions of the Adjustment, Extension and Loan Agreements in Item 2.03 below are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 10, 2013, we entered into an Adjustment, Extension and Loan Agreement (each, a “Loan Agreement”) with each of the holders of our outstanding 12% senior unsecured promissory notes due March 1, 2014 and October 31, 2015, pursuant to which we issued new debt securities in connection with an extension and reduction of our outstanding debt.

Pursuant to the Loan Agreements, the holders of our 12% senior unsecured promissory notes due March 1, 2014, evidencing an aggregate of approximately $4.6 million principal amount of indebtedness, agreed to extend the maturity dates of such notes from March 1, 2014 to September 30, 2014, which was effectuated through a promissory note exchange (the “Extension”). Further, the holders of certain of our outstanding 12% senior unsecured promissory notes due October 31, 2015 (the “Existing Notes due 2015”) agreed to reduce that portion of the additional payment due under $3.5 million aggregate principal amount of Existing Notes due 2015 to the amount obtained by applying a $3.00 divisor in lieu of the $2.50 divisor originally applied in determining the principal amounts of the promissory notes as previously disclosed. The holders of our $12.0 million aggregate principal amount of our Existing Notes due 2015 also agreed to reduce the remaining additional payment due under the Existing Notes due 2015 to reflect an initial trading price equal to $7.405. These revised calculations resulted in a reduction of the principal amount of the Existing Notes due 2015 of approximately $1.9 million (the “Reduced Payment”). In connection with the Loan Agreements, in exchange for the remaining Existing Notes due 2015, we issued approximately $10.0 million principal amount of 12% amended and restated senior unsecured promissory notes due October 31, 2015 (the “New Notes due 2015”).

All interest on the newly issued promissory notes is payable quarterly in arrears on each December 31st, March 31st, June 30th and September 30th, commencing on December 31, 2013, based upon twelve percent annual interest. All principal amounts and accrued but unpaid interest under the promissory notes evidencing the Extension will be due and payable on September 30, 2014. All principal amounts and accrued but unpaid interest under the New Notes due 2015 and all other promissory notes due on October 31, 2015 will be due and payable on October 31, 2015. The newly issued promissory notes provide for customary events of default and may be prepaid by us without penalty at any time. A copy of the form of newly issued promissory note is filed as Exhibit 4.1 to this current report on Form 8-K and is incorporated by reference herein.

Additionally, the holders of our Existing Notes due 2015 who also elected to receive shares of our common stock in connection with the issuance of the Existing Notes due 2015 have agreed to reduce the number of shares of common stock received by a similar proportionate amount as the reduction of the principal amount of the New Notes due 2015, which resulted in a total reduction of 304,732 shares (the “Stock Reduction”).

The Loan Agreements also provide that, if we complete a sale of not less than $5.0 million worth of our capital stock, either registered or through a private placement (a “Qualified Equity Placement”), on or before December 10, 2015, we will use not less than 50% of the proceeds from such sale to repay, pro rata in order of maturity, all or a portion of the promissory notes due September 30, 2014 and approximately $3.9 million principal amount of New Notes due 2015. Additionally, if we complete a Qualified Equity Placement on or before December 10, 2014, then, we may elect to convert approximately $10.0 million aggregate principal amount of the New Notes due 2015 into shares of common stock at the per-share price used in the Qualified Equity Placement. Assuming the previously announced registered direct offering of our common stock, which is scheduled to close on or about December 16, 2013, is completed and results in a Qualified Equity Placement, we expect to exercise our right to convert the New Notes due 2015, which will result in the issuance of 4,660,534 additional shares of our common stock based on an offering price of $2.15 per share (the “Conversion”).

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The Loan Agreements also provide for customary representations from the Lenders (as defined therein) and provide indemnification rights to the Lenders in exchange for their agreement to participate in the transaction. A copy of the form of Loan Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information in Item 2.03 above regarding the issuance of shares of common stock in connection with the Conversion pursuant to our right to convert the New Notes due 2015 in accordance with the Loan Agreements is incorporated herein by reference. The securities issued pursuant to the Loan Agreements were each issued to a limited number of persons who were “accredited investors” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, without the use of any general solicitations or advertising to market or otherwise offer the securities for sale. In addition, each such person had prior access to all material information about our company and represented to us in writing (i) that it was an accredited investor, (ii) that it was acquiring the common stock, as applicable, for its own account and not with a view to distribute them and (iii) that the common stock each investor acquired were restricted securities. We intend to cause the filing of all appropriate notices with respect to each transaction for which such filing is required. Based on the foregoing, we believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof.

Item 8.01	Other Events.

On December 11, 2013, we issued a press release announcing the Extension, the Reduced Payment, the Stock Reduction and the Conversion. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Amended and Restated Senior Unsecured Promissory Note

10.1	Form of Adjustment, Extension and Loan Agreement

99.1	Press Release, dated December 11, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2013	DAKOTA PLAINS HOLDINGS, INC.

	By:	/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
4.1	Form of Amended and Restated Senior Unsecured Promissory Note	Filed Electronically

10.1	Form of Adjustment, Extension and Loan Agreement	Filed Electronically

99.1	Press Release, dated December 11, 2013.	Filed Electronically